                                                            EXHIBIT 99B.23(h)-16




                         SHAREOWNER SERVICING AGREEMENT

         This AGREEMENT (the "Agreement") made as of the 1st day of June, 2000, by and between BERGER LLC, a Nevada limited liability company, having its principal office and place of business at 210 University Boulevard, Suite 900, Denver, CO 80206 ("Berger"), and among each investment management company listed on Schedule A to the Agreement, on behalf of its respective series ("Fund") identified thereon.

         This Agreement shall be deemed for all purposes to constitute a separate and discrete agreement between Berger and each Fund listed on Schedule A (each a "Client" and collectively, the "Clients") as it may be amended by the parties, and no Client shall be responsible or liable for any of the obligations of any other Client under this Agreement or otherwise, notwithstanding anything to the contrary contained herein.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, each of the parties does hereby covenant and agree as follows:

1.       Appointment of Berger

1.1 Appointment. Subject to the terms and conditions set forth in this Agreement, Berger agrees to perform certain shareowner servicing on behalf of the Clients identified in Schedule A, which Schedule may be amended to add or eliminate Funds by the delivery to Berger of a new or amended Schedule A, executed by the Clients, containing the names of such Funds.

1.2 Shareowner Servicing. Berger agrees that it will respond to shareowner inquiries (via the telephone, e-mail, or other correspondence) regarding account balances, account status, account maintenance requests, purchases, redemptions, exchanges, transfers, net asset value prices, and dividend amounts and payment dates.

2.       Fees and Expenses

2.1 Fees. For the performance by Berger pursuant to this Agreement, the Clients agree to pay Berger: (i) $2.03 per call for calls answered within a 20-second standard; (ii) $1.78 per call for calls answered over the 20-second standard and for outgoing calls; and (iii) $5.00 per response to e-mail inquiries.

2.2 Out-of-Pocket Expenses. In addition to the fee paid under Section 2.1 above, the Clients agree to reimburse Berger for reasonable out-of-pocket expenses, including but not limited to: postage and other delivery services, telephone charges, forms, letterhead, and envelopes and other similar items.



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2.3      Invoices. The Clients agree to pay all fees and expenses within thirty
         (30) calendar days following the receipt of the respective billing notice.

3.       Term and Termination

3.1 Term. This Agreement shall become effective as of the date first set forth above and shall continue in effect until the last day of April, 2001, unless sooner terminated in accordance with its terms, and shall continue in effect from year to year thereafter only so long as such continuance is specifically approved at least annually by the vote of a majority of the Directors/Trustees of the Clients who are not parties hereto or interested persons of such Clients.

3.2 Termination. This Agreement may be terminated by either party upon sixty (60) days written notice to the other.

4.       Representation and Warranties of Berger

         Berger represents and warrants to the Clients that:

4.1 It is a limited liability company duly organized and existing, and in good standing under the laws of the State of Nevada.

4.2 It is empowered under applicable laws and by its charter to enter into and perform this Agreement and all requisite proceedings have been taken to authorize it to enter into and perform this Agreement.

4.3 It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

5.       Representations and Warranties of the Clients

         The Clients represent and warrant to Berger that:

5.1 The Clients are duly organized and existing and in good standing as registered investment companies under the Investment Company Act of 1940.

5.2 The Clients are empowered under applicable laws and charters to enter into and perform this Agreement and all proceedings required by said charters have been taken to authorize it to enter into and perform this Agreement.

6.       Indemnification

6.1 Berger shall not be responsible for, and the Clients shall hold harmless and indemnify Berger, and its directors, officers, managers, shareholders, members, employees and agents, and any controlling person thereof from and against any loss by or liability to the Fund or a third party, including reasonable attorney's fees, in connection with any claim



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         or suit asserting any such liability arising out of or attributable to actions taken or omitted by Berger pursuant to this Agreement, unless Berger has acted negligently or in bad faith.

6.2 The Clients shall not be responsible for, and Berger shall hold harmless and indemnify the Clients, and each of their Directors/Trustees, officers, shareholders, members, employees and agents from and against any loss or liability arising out of Berger's negligence or bad faith in performing its duties under this Agreement, including reasonable attorney's fees.

7.       Standard of Care

7.1 Berger shall at all times act in good faith and agrees to use its best efforts within reasonable limits to ensure the accuracy of all services performed under this Agreement, but assumes no responsibility and shall not be liable for loss or damage due to errors unless said errors are caused by its negligence, bad faith, or willful misconduct or that of its employees or agents.

8.       Assignment

8.1 Except as provided in Section 8.2 below, neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.

8.2 Berger may assign its interest in the Agreement to an affiliated entity.

9.       Miscellaneous

9.1 Amendment. This Agreement may be amended or modified by a written agreement executed by both parties.

9.2 Delaware Law to Apply. This Agreement shall be construed and provisions thereof interpreted under and in accordance with the laws of the State of Delaware.

9.3 Force Majeure. In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other cause reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes.

9.4 Consequential Damages. Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement or for any consequential damages arising out of any act or failure to act hereunder.

9.5 Survival. All provisions regarding indemnification, warranty, liability, and limits thereon, shall survive and termination of this Agreement.



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9.6      Severability. If any provision or provisions of this Agreement shall be held invalid, unlawful, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired.

9.7 Merger of Agreement. This Agreement and Schedule A constitute the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject hereof whether oral or written.

9.8 Counterparts. This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

9.9 Notices. All notices and other communications as required or permitted hereunder shall be in writing and sent by first class mail, postage prepaid, hand delivery, or by courier delivery, addressed as follows or to such other address or addresses of which the respective party shall have notified the other.

                  (a)      If to Berger:

                           210 University Boulevard, Suite 900
                           Denver, CO  80206-4616
                           Attention Andy Iseman, Vice President

                           Telephone:  (303) 329-0200
                           Facsimile:   (303) 336-7056

                  (b)      If to Clients:

                           210 University Boulevard, Suite 900
                           Denver, CO  80206-4616
                           Attention Jack R. Thompson, President
                           Telephone:  (303) 329-0200
                           Facsimile:   (303) 336-4694

                           with a copy to:

                           Davis, Graham & Stubbs LLP
                           370 Seventeenth Street
                           Suite 4700
                           Denver, Colorado  80202
                           Attention:  Lester R. Woodward
                           Phone:  (303) 892-9400
                           Fax:  (303) 892-7400




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

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

                                   BERGER LLC,
                                   a Nevada limited liability company

                                   /s/ Jack R. Thompson
                                   --------------------
                                   By:  Jack R. Thompson
                                   Title:  President

                                   BERGER INVESTMENT PORTFOLIO
                                   TRUST, a Delaware business trust

                                   /s/ Jack R. Thompson
                                   --------------------
                                   By:  Jack R. Thompson
                                   Title:  President

                                   BERGER OMNI INVESTMENT TRUST,
                                   a Massachusetts business trust

                                   /s/ Jack R. Thompson
                                   --------------------
                                   By:  Jack R. Thompson
                                   Title:  President

                                   BERGER GROWTH FUND,
                                   a Maryland corporation

                                   /s/ Jack R. Thompson
                                   --------------------
                                   By:  Jack R. Thompson
                                   Title:  President

                                   BERGER GROWTH AND INCOME FUND,
                                   a Maryland corporation

                                   /s/ Jack R. Thompson
                                   --------------------
                                   By:  Jack R. Thompson
                                   Title:  President

                                   BERGER WORLDWIDE FUNDS TRUST,
                                   a Delaware business trust

                                   /s/ Jack R. Thompson
                                   --------------------
                                   By:  Jack R. Thompson
                                   Title:  President



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

                                   SCHEDULE A



Dated: March 8, 2002 to Shareowner Servicing Agreement dated June 1, 2000.

Berger Growth Fund

Berger Large Cap Growth Fund

Berger Investment Portfolio Trust

        Berger Mid Cap Growth Fund
        Berger Small Company Growth Fund
        Berger New Generation Fund
        Berger Select Fund
        Berger Information Technology Fund
        Berger Large Cap Value Fund
        Berger Mid Cap Value Fund
        Berger Balanced Fund
        Berger Small Cap Value Fund II

Berger Omni Investment Trust

        Berger Small Cap Value Fund

Berger Worldwide Funds Trust

        Berger International Fund
        International Equity Fund
        Berger International CORE Fund



                                     Executed by each Investment Company as
                                     follows:

                                     Berger Growth Fund, Inc.
                                     Berger Large Cap Growth Fund, Inc.
                                     Berger Investment Portfolio Trust
                                     Berger Omni Investment Trust
                                     Berger Worldwide Funds Trust

                                     /s/ Jack R. Thompson
                                     --------------------
                                     By:  Jack R. Thompson
                                     Title:  President



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

                              ASSIGNMENT AGREEMENT


         This Assignment Agreement ("Assignment"), effective as of February 16, 2001, is by and between Berger LLC, a Nevada Limited Liability Company ("Berger"), and Berger Distributors LLC ("BD"), a Colorado Limited Liability Company.

         WHEREAS, Berger and the Berger Investment Portfolio Trust, the Berger Omni Investment Trust, the Berger Growth Fund, Inc., the Berger Growth and Income Fund, Inc., and the Berger Worldwide Funds Trust executed a Shareowner Servicing Agreement as of June 1, 2000 wherein Berger agreed to perform certain services related to inquiries made via telephone, electronic mail, or other correspondence for the Berger Information Technology Fund, the Berger New Generation Fund, the Berger Select Fund, the Berger Small Company Growth Fund, the Berger Mid Cap Value Fund, the Berger Balanced Fund, the Berger Small Cap Value Fund, the Berger Growth Fund, the Berger Growth and Income Fund, the Berger International Fund, the International Equity Fund, and the Berger International CORE Fund (collectively, the "Funds"); and

         WHEREAS, BD is registered as a broker-dealer with the Securities and Exchange Commission, and supervises representatives registered with the National Association of Securities Dealers (the "Registered Representatives"); and

         WHEREAS, Berger and BD both desire that BD assume the rights and obligations of, and that the Registered Representatives perform the services arising under, said Shareowner Servicing Agreement.

         NOW, THEREFORE, in consideration of the mutual promises herein contained, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Pursuant to Paragraph 8.2 of the Shareowner Servicing Agreement, Berger hereby assigns its interests in the Shareowner Servicing Agreement to BD. BD hereby expressly: (i) undertakes, assumes, and agrees to perform and/or satisfy each and every one of Berger's obligations, duties, burdens, responsibilities and liabilities under the Shareowner Servicing Agreement; (ii) agrees to be bound by the provisions of the Shareowner Servicing Agreement to the same extent as if BD had initially executed and delivered such agreement;
(iii) undertakes, assumes and agrees to pay, satisfy, discharge and/or perform all other indebtedness, obligations or liabilities of Berger, absolute or contingent, known or unknown, liquidated or unliquidated, whether due or to become due and regardless of when or by whom asserted (together with the obligations set forth in clauses (i) and (ii) of this Paragraph 1, the "Assumed Liabilities"); and (iv) agrees to indemnify Berger from and against any liability, loss or damage arising under the Shareowner Servicing Agreement or the Assumed Liabilites.

         2. Nothing herein is intended to be construed or shall be construed as enlarging or extending in any manner or to any extent the period of limitations prescribed by any statute of limitations applicable to any of the Assumed Liabilities or as enlarging or extending to any extent or in any manner whatsoever the rights which any owner, holder or obligee of any Assumed Liability has had, now has, or hereafter can, shall or may have or as rendering valid or enforceable against BD any liability assumed which for any reason would not have been valid or enforceable against Berger except to the extent specifically stated herein.

         3. The interpretation and construction of this Assignment, and all matters relating thereto, shall be governed by the laws of the State of Colorado, without regard to its principles of conflicts of law.

         4. This Assignment may not be transferred, assigned, pledged or hypothecated by any party, except with the prior written consent of the other party; provided, however, that Berger Distributors LLC may assign its interests, rights and obligations to an affiliate without prior written consent. This Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         5. The transfer pursuant to this Assignment shall be effective February 16, 2001.

         6. This Assignment contains the entire understanding of the parties hereto, and supersedes all prior agreements and understandings between the parties, with respect to the subject matter of this Assignment.

         IN WITNESS WHEREOF, each of the parties has executed this Assignment as of the day and year first set forth above.


BERGER LLC                                  BERGER DISTRIBUTORS LLC


/s/ Jack R. Thompson                        /s/ David G. Mertens
----------------------                      ---------------------
By:  Jack R. Thompson                       By:  David G. Mertens
Title:  President                           Title:  President

                FIRST AMENDMENT TO SHAREOWNER SERVICING AGREEMENT

         This Amendment to the Shareowner Servicing Agreement, by and between Berger Distributors LLC ("BD") and among each investment management company listed on Schedule A to the Agreement, on behalf of its respective series ("Fund") identified thereon, shall be effective as of March 8, 2002.

         WHEREAS, on June 1, 2000, Berger LLC entered into the Shareowner Servicing Agreement (the "Agreement") with the investment management companies listed on Schedule A; and

         WHEREAS, on February 16, 2001, Berger LLC assigned its interests in the Agreement to BD; and

         WHEREAS, at a meeting of the directors/trustees of Berger Funds on March 7, 2002, the parties agreed to make certain amendments to the Agreement, effective as of March 8, 2002.

         NOW, THEREFORE, in consideration of the mutual covenants in the Agreement, each of the parties does hereby covenant and agree that the Agreement shall be amended as follows:

Paragraph 2.1 shall be deleted and replaced with the following language:

2.1 Fees. For the performance by Berger pursuant to this Agreement, the Clients agree to pay Berger: (i) $5.00 per call for calls answered within a 20-second standard; (ii) $4.00 per call for calls answered over the 20-second standard and for outgoing calls; and (iii) $5.00 per response to e-mail inquiries.

         IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to the Agreement to be executed in their names and on their behalf by and through their duly authorized officers, effective as of the day and year first above written.

                                BERGER DISTRIBUTORS LLC, a Colorado
                                limited liability company

                                /s/ Jack R. Thompson
                                --------------------
                                By:  Jack R. Thompson
                                Title:  President

                                BERGER INVESTMENT PORTFOLIO
                                TRUST, a Delaware business trust

                                /s/ Jack R. Thompson
                                --------------------
                                By:  Jack R. Thompson
                                Title:  President



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

                                BERGER OMNI INVESTMENT TRUST,
                                a Massachusetts business trust

                                /s/ Jack R. Thompson
                                --------------------
                                By:  Jack R. Thompson
                                Title:  President


                                BERGER GROWTH FUND, INC.,
                                a Maryland corporation

                                /s/ Jack R. Thompson
                                --------------------
                                By:  Jack R. Thompson
                                Title:  President


                                BERGER LARGE CAP GROWTH FUND,
                                INC., a Maryland corporation (formerly Berger Growth and Income Fund, Inc.)

                                /s/ Jack R. Thompson
                                --------------------
                                By:  Jack R. Thompson
                                Title:  President


                                BERGER WORLDWIDE FUNDS TRUST,
                                a Delaware business trust

                                /s/ Jack R. Thompson
                                --------------------
                                By:  Jack R. Thompson
                                Title:  President




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